EXHIBIT 32.1

Section 1350 Certifications

I, Alan D. Feldman, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

(i)	The accompanying Annual Report on Form 10-K/A for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Midas, Inc.

/s/ Alan D. Feldman

Alan D. Feldman

Chairman, President and Chief Executive Officer

Date: April 17, 2012

I, William M. Guzik, hereby certify pursuant to 18 U.S.C. § 1350 adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge:

(i)	The accompanying Annual Report on Form 10-K/A for the year ended December 31, 2011 fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and
(ii)	The information contained in such report fairly presents, in all material respects, the financial condition and results of operations of Midas, Inc.

/s/ William M. Guzik

William M. Guzik

Executive Vice President and

Chief Financial Officer

Date: April 17, 2012